Exhibit 99.1

Ralcorp Provides Preliminary Unaudited Selected Financial and Other Data for the First Quarter of Fiscal 2012 and Prospective Financial Information for the Post Cereals Business

ST. LOUIS, Jan. 20, 2012 /PRNewswire/ — Ralcorp Holdings, Inc. (NYSE: RAH) today provided certain preliminary unaudited selected financial and other data for the first quarter of fiscal 2012 and prospective financial information for its Branded Cereal Products segment. This information has been prepared by and reflects the views of the new management team of the Post cereals business (the “Post business”). As previously announced, Ralcorp intends to separate the Post business from its other businesses in a tax free spin-off of Post Holdings, Inc. (“Post”), a wholly owned subsidiary of Ralcorp, to Ralcorp’s shareholders. This release should be read in conjunction with the financial statements and management’s discussion and analysis included in Ralcorp’s Annual Report on Form 10-K for the year ended September 30, 2011 filed with the Securities and Exchange Commission (“SEC”) on December 14, 2011, and in Post’s preliminary information statement included as Exhibit 99.1 to its Registration Statement on Form 10 filed with the SEC, as most recently amended on January 19, 2012 (the “Preliminary Information Statement”).

Preliminary Unaudited Selected Financial and Other Data for the First Quarter of Fiscal 2012

The preliminary financial data discussed below consists of estimates derived from Ralcorp’s internal books and records and has been prepared by, and is the responsibility of, Ralcorp’s management. The preliminary estimates discussed below are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized. Therefore, actual results may differ materially from these estimates. Ralcorp intends to release actual results for the quarter ended December 31, 2011, including consolidated results and results for each of its reportable segments, on February 7, 2012, with a conference call scheduled for the following morning.

In addition, preliminary results for the first quarter are not necessarily indicative of operating results for any future quarter or results for the full year.

The following are preliminary estimates for the quarter ended December 31, 2011 for Ralcorp’s Branded Cereal Products segment:

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net sales of between $210 million and $220 million (or between $215 million and $225 million for Post on a stand-alone basis, including approximately $5 million of intercompany sales to Ralcorp entities);

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operating profit of between $33 million and $37 million (or between $29 million and $33 million for Post on a stand-alone basis after giving effect to a total of between $2.6 million and $3.6 million of adjustments for one-time Post separation costs, losses on economic hedges, long-term incentive compensation, and intercompany accounts receivable servicing fees);

•	depreciation and amortization of between $14.7 million and $15.1 million; and

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based on data available from A. C. Nielsen, the monthly market share of the Post business was 10.7% for October, 11.5% for November and 11.1% for December, after holding at 10.4% for both August and September.

A range for the preliminary unaudited estimates of net sales and operating profit are provided because the financial closing procedures for the first quarter of 2012 are not yet complete. It is possible that the final reported results may not be within the ranges currently estimated, and the difference may be material.

During the first quarter, Post’s new management team undertook a brand-by-brand business review. This review resulted in the general conclusion that additional strategic steps were needed to stabilize the business and the competitive position of the Post brands. In part, this determination resulted in the goodwill and other intangible asset impairment charges recorded in the fourth quarter of fiscal 2011 (see further discussion in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Critical Accounting Policies and Estimates” and Notes 2 and 4 of “Notes to Combined Financial Statements” in the Preliminary Information Statement).

Post management believes the operating results for the first quarter of fiscal 2012 were negatively impacted by a reduction in trade spending towards the end of fiscal 2011. In the opinion of Post’s management, Post’s portfolio of brands requires additional investment in the form of more sophisticated trade spending and consumer support to stabilize and grow market share, which Post’s management considers its top priority. Post’s management undertook actions in the first quarter of fiscal 2012 that resulted in increased trade spending and consumer promotion consistent with its focus on growing market share and stabilizing the brands. These actions had the effect of reducing operating profit margins during the quarter ended December 31, 2011. Post’s management believes the benefits of these actions will not be realized until later in fiscal 2012.

Prospective Financial Information

The prospective financial information provided below regarding Post’s future performance represents Post management’s estimates as of the date of this press release only. This information, which consists entirely of forward-looking statements, has been prepared by Post management and is qualified by, and subject to, the assumptions, risks and uncertainties discussed in this press release that may cause actual results to differ materially. The information below that is presented as a range of results is not intended to represent that actual results could not fall outside of the suggested ranges.

For the twelve months following Post’s separation from Ralcorp, Post’s management currently estimates that Adjusted EBITDA (as defined by Post below) will be between $205 million and $225 million, subject to the assumptions and considerations discussed below. For purposes of this prospective financial information, Adjusted EBITDA means Ralcorp’s Branded Cereal Products segment operating profit plus depreciation and amortization less $15 million of additional annual costs (or $3.8 million on a quarterly basis) that Post management expects to incur as a stand-alone company, consisting primarily of executive office costs, incremental costs to perform core corporate support functions, independent board of director fees and costs and external audit fees.

This information is based upon a number of assumptions discussed below that, although presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control or relate to future business decisions, some of which may change. For example, Post management intends to evaluate Post’s return on investment with respect to trade spending from time to time, which could result in a different business strategy that deviates from the assumptions underlying the prospective financial information provided above. Key assumptions inherent in the Adjusted EBITDA estimate include:

•	net sales will be between $940 million and $980 million;

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costs incurred under the transition services agreement with Ralcorp will be approximately $20 million which is approximately equal to the costs currently allocated to the Post business (in both its segment operating profit and its stand-alone financial statements) for similar services;

•	Post will incur approximately $15 million of incremental costs as a separate stand-alone public company, exclusive of non-cash stock compensation;

•	Post will grow market share in line with its management’s current expectations;

•	depreciation and amortization expense will be approximately $60 million to $64 million;

•	no significant increases in cost of goods sold or decrease in gross profit as a result of higher commodities prices; and

•	trade spending is allocated efficiently, and yields a positive return on investment and does not negatively impact overall profitability.

Post’s management expects that Post will incur approximately $12 million of non-recurring separation costs associated with the transition to an independent public company during the twelve-month period following Post’s separation from Ralcorp, and a total of approximately $15 million to $20 million of such costs during the 24-month period following such date. Because these costs are excluded from Post’s measure of Adjusted EBITDA, they are not reflected in the estimated range for Adjusted EBITDA presented above.

Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Cautionary Statement on Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.

Non-GAAP Measures

Post net sales on a stand-alone basis and Post operating profit on a stand-alone basis are non-GAAP measures from Ralcorp’s perspective. These measures are presented in this release to help explain how net sales and operating profit for Ralcorp’s Branded Cereal Products segment relate to similar measures in the Preliminary Information Statement and other documents pertaining to Post. Further, Ralcorp has not provided a reconciliation of its Branded Cereal Products segment estimates because it is not reasonably practicable to produce such reconciliation for the estimates.

Adjusted EBITDA is presented in the prospective financial information as a supplemental measure of Post’s performance and ability to service debt. Adjusted EBITDA is subject to limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of Post’s results as reported under GAAP. Some of these limitations are: (i) it does not reflect Post’s cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) it does not reflect changes in, or cash requirements for, Post’s working capital needs; (iii) it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on Post’s debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and (v) other companies in Post’s industry may calculate Adjusted EBITDA differently than Post does, limiting its usefulness as a comparative measure. Post has not provided a quantitative reconciliation between Adjusted EBITDA presented above to the most comparable financial measure or measures calculated and presented in accordance with GAAP because it is not reasonably practicable to produce such reconciliation for this prospective financial information.

Cautionary Statement on Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation, disruption to operations as a result of the proposed separation, inability of one or more of the businesses to operate independently following the completion of the proposed separation, general economic conditions, changes in actual or forecasted results of operations (including future revenues, earnings per share and leverage ratios), competitive pressures, future sales volume, significant increases in the costs of certain commodities, packaging and freight, inability to effect future price increases or cost reduction programs, changes in tax laws, challenges in integration of recent acquisitions and related accretion, future capital expenditures, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational and legal risks and uncertainties detailed from time to time in Ralcorp’s cautionary statements contained in its filings with the Securities and Exchange Commission and that Post identifies under the captions “Risk Factors” and “Forward-Looking Statements” in the Preliminary Information Statement.

In particular, in this press release under the caption “Prospective Financial Information,” Post provides prospective financial information for the twelve-month period following the distribution date of the separation of Post from Ralcorp. The information is presented as a range of results. However, actual results could differ from the prospective financial information and such difference could be material. This information represents Post’s management’s estimates as of the date of this press release only, consists entirely of forward-looking statements, and is qualified by, and subject to, the assumptions, risks and uncertainties discussed in this press release that may cause actual results to differ materially. Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the information will not materialize or will vary significantly from actual results. Any failure to successfully implement Post’s operating strategy or the occurrence of any of the risks described in this press release could result in the actual operating results being different than the prospective financial information provided, and such differences may be material and adverse. Accordingly, the prospective financial information presented in this press release is only an estimate of what Post’s management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the prospective financial information should be viewed in context and undue reliance not placed upon it.

Post’s prospective financial information has been prepared by Post’s management only, and has not been prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of prospective financial information.

Ralcorp and Post disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release. There can be no assurance that the proposed transactions will be completed as anticipated or at all.

About Ralcorp Holdings, Inc.

Ralcorp produces Post branded cereals, a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit its website at www.ralcorp.com.

Contact:

Robert Vitale

Chief Financial Officer (Post)

(314) 644-7601

Joele Frank / Eric Brielmann / James Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449